UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  March 23, 2012
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

901 Gateway Boulevard
South San Francisco, California 94080
(650) 808-6000
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 23, 2012, GlaxoSmithKline and Theravance, Inc. (the “Company”) issued a press release announcing that the registrational program for Relovair™ is now complete.  In addition, topline results from two non-pivotal Phase 3 studies for the once-daily investigational medicine RELOVAIR™ (fluticasone furoate “FF”/vilanterol “VI”) compared with twice-daily ADVAIR® (fluticasone propionate “FP”/salmeterol) in patients with chronic obstructive pulmonary disease (COPD) and topline results from a study to evaluate FF and FP compared to placebo in the treatment of persistent asthma in adults were announced.  RELOVAIR™ is a once-daily inhaled corticosteroid (ICS)/long-acting beta-agonist (LABA) combination treatment, comprising fluticasone furoate and vilanterol (FF/VI), currently in development under the LABA collaboration agreement between GSK and the Company, for the treatment of COPD and asthma.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit _________	Description _________

	Exhibit 99.1	Press Release Dated March 23, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: March 23, 2012	By:	/s/ Michael W. Aguiar __________________________
Michael W. Aguiar
Chief Financial Officer

EXHIBIT INDEX

Exhibit _________	Description _________

Exhibit 99.1	Press Release Dated March 23, 2012